EXHIBIT 4.2


     INDENTURE, dated as of July 12, 2000, between AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York, as Issuer (herein called the "Company"), having its principal office at 1345 Avenue of the Americas, New York, New York 10105-0196, and THE CHASE MANHATTAN BANK, a banking corporation duly organized under the laws of the State of New York, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of its Zero Coupon Convertible Senior Notes due 2020 (each a "Security" and collectively, the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (ii) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (iv) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


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     "Act," when used with respect to any Holder, has the meaning specified in
Section 1.04.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Members" has the meaning specified in Section 3.08.

     "Average Quoted Price" has the meaning specified in Section 13.01.

     "Board of Directors" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, or executive order or governmental decree to be closed.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" means the shares of Common Stock, par value $.25 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Notice" has the meaning specified in Section 11.08.

     "Company Notice Date" has the meaning specified in Section 11.08.


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


     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or any Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Conversion Agent" means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

     "Conversion Date" has the meaning specified in Section 13.02.

     "Conversion Rate" has the meaning specified in Section 13.01.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 450 West 33rd Street, New York, New York 10001-2697, Attention:
Capital Markets Fiduciary Services.

     "corporation" means a corporation, association, company, joint-stock company or business trust.

     "Default" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 12.02.

     "Depositary" means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Default" has the meaning specified in Section 5.01.

     "Ex-Dividend Time" has the meaning specified in Section 13.01.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Fundamental Change" has the meaning specified in Section 11.09.

     "Fundamental Change Company Notice" has the meaning specified in Section 11.09.

     "Fundamental Change Company Notice Date" has the meaning specified in
Section 11.09.

     "Fundamental Change Repurchase Date" has the meaning specified in Section 11.09.


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


     "Fundamental Change Repurchase Notice" has the meaning specified in
Section 11.09.

     "Fundamental Change Repurchase Price" has the meaning specified in Section 11.09.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

     "Global Security" means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

     "Holder" or "Securityholder" means a Person in whose name a Security is registered in the Security Register.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Initial Purchasers" means Salomon Smith Barney Inc., Banc of America Securities LLC, Chase Securities Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

     "Interest Payment Date" has the meaning specified in Section 12.01.

     "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

     "Issue Date" means the date the Securities are originally issued or deemed issued as set forth on the face of the Security under this Indenture.

     "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

     "Market Price" has the meaning specified in Section 11.08.

     "Maturity", when used with respect to any Security, means the date on which the principal, Restated Principal Amount, Purchase Price or Fundamental Change Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date, Purchase Date or Fundamental Change Repurchase Date, or by declaration of acceleration or otherwise.


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


     "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

     "Notice of Default" has the meaning specified in Section 5.01.

     "Offering Memorandum" means the Offering Memorandum dated July 7, 2000, offering the Securities for sale as provided therein.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

     "Offshore Global Securities" has the meaning specified in Section 2.01.

     "Offshore Physical Securities" has the meaning specified in Section 2.01.

     "Opinion of Counsel" means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.

     "Option Exercise Date" has the meaning specified in Section 12.01.

     "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and

          (iii) Securities which have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;


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


provided, however, that, in determining whether the Holders of the requisite Principal Amount at Maturity of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of, interest on or Redemption Price of any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Securities" has the meaning specified in Section 2.01.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Principal Amount at Maturity" of a Security means the Principal Amount at Maturity as set forth on the face of the Security.

     "Purchase Agreement" means the Purchase Agreement, dated as of July 7, 2000, entered into by the Company and the Initial Purchasers in connection with the sale of the Securities.

     "Purchase Date" has the meaning specified in Section 11.08.

     "Purchase Notice" has the meaning specified in Section 11.08.

     "Purchase Price" has the meaning specified in Section 11.08.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

     "Redemption Date" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 11 hereof.

     "Redemption Price" has the meaning specified in the Securities.


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


     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 12, 2000, between the Company and the Initial Purchasers, for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Regular Record Date" has the meaning specified in Section 12.01.

     "Regulation S" means Regulation S under the Securities Act.

     "Resale Registration Statement" means a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.

     "Responsible Officer" means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "Restated Principal Amount" has the meaning specified in Section 12.01.

     "Restricted Global Security" means a Global Security representing Restricted Securities.

     "Restricted Security" or "Restricted Securities" has the meaning specified in Section 2.05.

     "Rights" has the meaning specified in Section 13.19.

     "Rights Agreement" has the meaning specified in Section 13.19.

     "Rule 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

     "Rule 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

     "Rule 144A Information" has the meaning specified in Section 2.03.

     "Sale Price" has the meaning specified in Section 11.08.

     "Security" or "Securities" has the meaning specified in the first paragraph of the Recitals of the Company.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.


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


     "Special Record Date" has the meaning specified in Section 12.02.

     "Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable or, if the Securities have been converted into semi-annual coupon notes, the date specified in such Security as the fixed date on which the Restated Principal Amount thereof or any installment of interest thereon is due and payable.

     "Stock Transfer Agent" means EquiServe or such other Person designated by the Company as the transfer agent for the Common Stock.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after July 7, 2000, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws, rules or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after July 7, 2000, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

     "Tax Event Date" has the meaning specified in Section 12.01.

     "Time of Determination" has the meaning specified in Section 13.01.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Global Security" means a Global Security representing Securities which are not Restricted Securities.


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


     "U.S. Global Securities" has the meaning specified in Section 2.01.

     "U.S. Physical Securities" has the meaning specified in Section 2.01.

     "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto:

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

     (d) The ownership of Securities shall be proved by the Security Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     SECTION 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 450 West 33rd Street, New York, New York 10001,
     Attention: Capital Markets Fiduciary Services, or

          (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Treasurer.

     SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


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


     SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 1.13. Legal Holiday. In any case where any Interest Payment Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Stated Maturity or, as the case may be.

                                   ARTICLE 2
                                 SECURITY FORMS

     SECTION 2.01. Forms Generally. The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

     Securities offered and sold in reliance on Rule 144A shall be issued in the form of permanent U.S. Global Securities in registered form in substantially the form set forth in this Article (the "U.S. Global Securities"). Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued, subject to certain exceptions, in the form of permanent Global Securities in registered form in substantially the form set forth in this Article (the "Offshore Global Securities"). The aggregate Principal Amount at Maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

     Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph, and those securities offered and sold in offshore transactions in reliance on Regulation S that cannot be issued in the form of Global Securities under the laws of the relevant jurisdiction (the "Offshore Physical Securities"), shall be issued in the form of permanent certificated Securities in registered form, in substantially the form set forth in this Article (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively referred to as the "Physical Securities."

     SECTION 2.02. Form of Face of Security. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE AND AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY ARE $475.66 AND $524.34, RESPECTIVELY, THE ISSUE DATE IS JULY 12, 2000 AND THE YIELD TO MATURITY IS 3.75%.

     [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 12, 2000, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS FROM TIME TO TIME OF SECURITIES.]

     [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                              AVON PRODUCTS, INC.

                  Zero Coupon Convertible Senior Note due 2020

          CUSIP No. 054303AN2                $___________ Principal Amount at
                                             Maturity

          Issue Date:  July 12, 2000         Original Issue Discount: $524.34
          Issue Price: $475.66               (for each $1,000 Principal
          (for each $1,000 Principal         Amount at Maturity)
          Amount at Maturity)

     Avon Products, Inc., a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the Principal Amount at Maturity set forth above [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on July 12, 2020.

     This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:

                                          AVON PRODUCTS, INC.


                                          By
                                            -----------------------------------
Attest:


------------------------------------

     SECTION 2.03. Form of Reverse of Security. This Security is one of a duly authorized issue of Securities of the Company designated as its Zero Coupon Convertible Senior Notes due 2020, limited in aggregate Principal Amount at Maturity to $735,820,000 (subject to increase by up to $105,118,000 in the event the Initial Purchasers exercise the over-allotment option granted to them in the Purchase Agreement) (herein called the "Securities"), issued and to be issued under an Indenture, dated as of July 12, 2000 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     This Security shall not bear interest, except as specified herein. Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 3.75% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

     Redemption at the Option of the Company - No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a Redemption Price equal to the Issue Price plus the accrued Original Issue Discount to the Redemption Date, provided that the Securities are not redeemable prior to July 12, 2003.

     The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices equal the Issue Price plus accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

                                              (2)              (3)
                             (1)        Accrued Original    Redemption
                            Note         Issue Discount       Price
Redemption Date          Issue Price        at 3.75%        (1) + (2)
---------------          -----------        --------        ---------
July 12, 2003...........   $475.66          $  56.08        $  531.74
July 12, 2004...........   $475.66          $  76.21        $  551.87
July 12, 2005...........   $475.66          $  97.10        $  572.76
July 12, 2006...........   $475.66          $ 118.78        $  594.44
July 12, 2007...........   $475.66          $ 141.28        $  616.94
July 12, 2008...........   $475.66          $ 164.63        $  640.29
July 12, 2009...........   $475.66          $ 188.87        $  664.53
July 12, 2010...........   $475.66          $ 214.02        $  689.68
July 12, 2011...........   $475.66          $ 240.13        $  715.79
July 12, 2012...........   $475.66          $ 267.22        $  742.88
July 12, 2013...........   $475.66          $ 295.34        $  771.00
July 12, 2014...........   $475.66          $ 324.52        $  800.18
July 12, 2015...........   $475.66          $ 354.81        $  830.47
July 12, 2016...........   $475.66          $ 386.24        $  861.90
July 12, 2017...........   $475.66          $ 418.87        $  894.53
July 12, 2018...........   $475.66          $ 452.73        $  928.39
July 12, 2019...........   $475.66          $ 487.87        $  963.53
At Stated Maturity......   $475.66          $ 524.34        $1,000.00

     If converted to a semi-annual coupon note following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid through the Redemption Date; but in no event will this Security be redeemable before July 12, 2003.

     Purchase By the Company at the Option of the Holder - Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         Purchase Date                        Purchase Price
         -------------                        --------------

         July 12, 2003                        $531.74

         July 12, 2008                        $640.29

         July 12, 2013                        $771.00

     The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

     If prior to a Purchase Date this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid to the Purchase Date.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities if a Fundamental Change occurs at any time prior to July 12, 2003 for a Fundamental Change Repurchase Price equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Repurchase Date, which Fundamental Change Repurchase Price shall be paid in cash or, at the option of the Company, in Common Stock of the Company, as long as it is then listed on a national securities exchange or traded on the Nasdaq Stock Market, or any combination thereof. The fair market value of the Common Stock for such purpose shall be 97.5% of the Market Price (as defined in the Indenture) of the Common Stock. If prior to a Fundamental Change Repurchase Date this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Fundamental Change Repurchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid to the Fundamental Change Repurchase Date.

     Holders have the right to withdraw any Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash and/or securities sufficient to pay the Purchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Fundamental Change Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Repurchase Price, as the case may be, upon surrender of such Security).

     If the Company elects to pay all or part of the Purchase Price or the Fundamental Change Repurchase Price in Common Stock, the portion of accrued Original Issue Discount (or interest if the Company has exercised the option to convert the Securities into semi-annual coupon notes as provided for herein), attributable to the period from the Issue Date (or, if the Company has exercised its option to convert the Securities into semi-annual coupon notes, the later of (x) the date of such exercise, and (y) the date on which interest was last paid) through the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to the surrendered Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Security being purchased pursuant to the terms hereof; and such cash, if any, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option to convert the Securities into semi-annual coupon notes) accrued through the Purchase Date (or the Fundamental Change Repurchase Date, as the case may be), and the balance, if any, of such cash and the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

     Conversion - Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on July 12, 2020. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the Business Day immediately preceding the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 8.2723 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     In the event the Company exercises its option pursuant to Section 12.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

     To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent for cancellation, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for below in "Tax Event") attributable to the period from the Issue Date (or, if the Company has exercised the option referred to below in "Tax Event", the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the

Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for below in "Tax Event") accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

     The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

     If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

     Tax Event - (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.75% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semi-annually on January 12 and July 12 of each year (each an "Interest Payment Date") to holders of record at the close of business on December 29 or June 28 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

     (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, provided that with respect to any Holder, such Holder shall have furnished to the Paying Agent all required wire payment instructions no later than the related Regular Record Date, or if no such instructions have been furnished, by check payable to such Holder.

     (c) Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02(b) of the Indenture.

     [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

     [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to
Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

     If an Event of Default shall occur and be continuing, the Issue Price plus the Original Issue Discount accrued through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount at Maturity of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount at Maturity of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in Principal Amount at Maturity of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in Principal Amount at

Maturity of Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of said principal hereof or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, Restated Principal Amount, Purchase Price or Fundamental Change Repurchase Price of, and interest, if any, on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount at Maturity, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount at Maturity of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                ASSIGNMENT FORM

     If you want to assign this Security, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Security to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code and social security or tax ID number of assignee)

     and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


     Date: __________________           Signed: ____________________

     (Sign exactly as your name appears on the other side of this Security)

     Signature Guarantee:________________________________

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July 12, 2002 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                  [Check One]

     (1) [X]  to the Company or a subsidiary thereof; or

     (2) [X] pursuant to and in compliance with Rule 144A under the Securities Act; or

     (3) [X] outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

     (4) [X] pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or

     (5) [X] pursuant to an effective registration statement under the Securities Act; or

     (6) [X] pursuant to another available exemption from the registration requirements of the Securities Act.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3), (4) or (6) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

     Date: __________________           Signed: ____________________

                                           (Sign exactly as your name appears
                                            on the other side of this Security)

     Signature Guarantee:________________________________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

     Date: __________________           Signed: ____________________

     NOTICE: To be executed by an executive officer.


                               CONVERSION NOTICE

     If you want to convert this Security into Common Stock of the Company, check the box:

                                      [ ]

     To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

     $__________________________________

     If you want the stock certificate made out in another person's name, fill in the form below:

-------------------------------------------------------------------------------
             (Insert other person's social security or tax ID no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
           (Print or type other person's name, address and zip code)

     Date: __________________           Signed: ____________________

     (Sign exactly as your name appears on the other side of this Security)

     Signature Guarantee:________________________________

     SECTION 2.04. Form of Trustee's Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

                                         THE CHASE MANHATTAN BANK,
                                                                     as Trustee


                                         By:____________________________________
                                                             Authorized Officer


     SECTION 2.05. Legend on Restricted Securities. During the period beginning on July 12, 2000 and ending on the date two years from such date, any Security including any Security issued in exchange therefor or in lieu thereof, shall be deemed a "Restricted Security" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term "Restricted Security" shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.05. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.05 and Section 3.10, the Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Company directing it to do so.

                                   ARTICLE 3
                                 THE SECURITIES

     SECTION 3.01. Title and Terms. The aggregate Principal Amount at Maturity of Securities which may be authenticated and delivered under this Indenture is limited to $735,820,000 (subject to increase by up to $105,118,000 in the event the Initial Purchasers exercise the over-allotment option granted to them in the Purchase Agreement), except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 3.06 or 9.06.

     The Securities shall be known and designated as the "Zero Coupon Convertible Senior Notes due 2020" of the Company with a Stated Maturity on July 12, 2020.

     The Issue Price and Original Issue Discount accrued on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Securities shall not have the benefit of a sinking fund.

     The Securities shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated indebtedness of the Company.

     SECTION 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 above that amount.

     SECTION 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security, as Offshore Physical Securities or as U.S. Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     SECTION 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 3.05. Registration; Registration of Transfer and Exchange; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section
10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount at Maturity and tenor each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.10).

     At the option of the Holder and subject to the other provisions of this
Section 3.05 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount at Maturity and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

     Except as provided in the following sentence and in Section 3.10, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legend required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security

Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities which are issued upon registration of transfer of, or in exchange for, Securities which are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 or 9.06 not involving any transfer.

     The Company shall not be required to exchange or register a transfer of any Security (i) during the 15-day period immediately preceding the mailing of any notice of redemption of any Security, or (ii) after any notice of redemption has been given to Holders of Securities, except, where such notice provides that such Security is to be redeemed only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be redeemed.

     (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.05(b) or Section 3.10. The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

     The restrictions imposed by this Section 3.05 and Sections 2.02, 2.05 and
3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Security has been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Security, of like tenor and aggregate Principal Amount at Maturity, which shall not bear the restrictive legends required by Sections
2.02 and 2.05. The Company shall inform the Trustee in writing of the effective date of any Resale Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Resale Registration Statement.

     As used in the preceding two paragraphs of this Section 3.05, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

     (c) Neither the Trustee nor any of its agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

     SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount at Maturity and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 3.07. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal on such Security (and interest, if the Securities have been converted into semi-annual coupon notes) and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 3.08. Book-entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

     (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.10. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary has notified the Company (or the Company becomes aware) that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in both such cases, no successor Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section
5.02 and the Trustee has requested that Physical Securities be issued or (C) the Company has decided to discontinue use of book-entry transfers through the Depositary (or a successor Depositary); provided that Holders of Securities offered and sold in reliance on Rule 144A or Regulation S in the form of permanent certificated Securities in registered form shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b), the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount at Maturity of the Global Security in an amount equal to the Principal Amount at Maturity of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

     (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount at Maturity of Physical Securities of authorized denominations and the same tenor.

     (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or
(d) shall, except as
otherwise provided by paragraphs (a)(i)(x) and (c) of Section 3.10, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.

     (f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     SECTION 3.09. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and destroy all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 13 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

     SECTION 3.10. Special Transfer Provisions. (a) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Non-U.S. Person to which Securities in the form of Global Securities cannot be issued:

          (i) the Security Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the legend required by Sections 2.02 and 2.05, if (x) the requested transfer is after July 12, 2002 or (y) the proposed transferor has delivered to the Security Registrar a certificate substantially in the form of Exhibit A hereto, together with such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Security Registrar of (x) the certificate, if any, required by paragraph (i) above and instructions given in accordance with the Depositary's and the Security Registrar's procedures, whereupon (1) the Security Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the Principal Amount at Maturity of the Global Security in an amount equal to the Principal Amount at Maturity of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount at Maturity of the Global Security in an amount equal to the Principal Amount at Maturity of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

     (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 3.10 exists or
(ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General. By its acceptance of any Security bearing the legends required by Sections 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                                   ARTICLE 4
                           SATISFACTION AND DISCHARGE

     SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a) either

               (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and
          (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

               (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause
(a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

     SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE 5
                                    REMEDIES

     SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of the Principal Amount at Maturity (or, if the Securities have been converted to semi-annual coupon notes following a Tax Event, the Restated Principal Amount), Redemption Price, Purchase Price or Fundamental Change Repurchase Price on any Security when it becomes due and payable; or

          (b) default in the payment of interest upon any Security, if the Company has exercised its option following a Tax Event to convert the Securities into semi-annual coupon notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

          (c) default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Securities, and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount at Maturity of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law. or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in Sections 5.01(d) and 5.01(e)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in Principal Amount at Maturity of the Outstanding Securities may declare the Issue Price plus accrued Original Issue Discount of all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Issue Price plus accrued Original Issue Discount shall become immediately due and payable.

     Notwithstanding the foregoing, in the case of an Event of Default specified in Sections 5.01(d) or 5.01(e), the Issue Price plus accrued Original Issue Discount of all Outstanding Securities will ipso facto become due and payable without any declaration or other Act on the part of the Trustee or any Holder.

     (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in Principal Amount at Maturity of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities, if the Company has exercised its option following a Tax Event to convert the Securities into semi-annual coupon notes,

               (B) the Issue Price plus accrued Original Issue Discount of any Securities which have become due otherwise than by such declaration of acceleration, and

               (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07;

     and

          (ii) all Events of Default, other than the non-payment of the Issue Price plus accrued Original Issue Discount of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

          (i) default is made in the payment of any interest on any Security when such interest becomes due and payable, if the Company has exercised its option following a Tax Event to convert the Securities into semi-annual coupon notes, and such default continues for a period of 30 days, or

          (ii) default is made in the payment of the Issue Price plus accrued Original Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price or Fundamental Change Repurchase Price of any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion, subject to applicable law, proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. and any other amounts due the Trustee under Section 6.07.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.07; and

          SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount at Maturity, Redemption Price, Purchase Price, Fundamental Change Repurchase Price or interest, if any, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities.

     SECTION 5.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (ii) the Holders of not less than 25% in aggregate Principal Amount at Maturity of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount at Maturity of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 5.08. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity (or if the Securities have been converted to semi-annual coupon notes following a Tax Event pursuant to Article 12, the Restated Principal Amount), Redemption Price, Purchase Price, Fundamental Change Repurchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 13, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

     SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 5.12. Control by Holders. The Holders of a majority in Principal Amount at Maturity of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (i) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in Principal Amount at Maturity of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (i) Described in Section 5.01(a) or (b), or

          (ii) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected, or

          (iii) which constitutes a failure to convert any Security in accordance with the terms of Article 13.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 5.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount at Maturity of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the maturity of such Security.

     SECTION 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 6
                                  THE TRUSTEE

     SECTION 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 6.02. Notice of Defaults. The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 5.01(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of
Section 6.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of such Securities; and

          (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     SECTION 6.04. Not Responsible for Recitals. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

     SECTION 6.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

     SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 6.07. Compensation and Reimbursement. The Company agrees:

          (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section 6.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Securities. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in Sections 5.01(d) or 5.01(e) hereof occurs, the expenses and the compensation for the services (including, the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.

     SECTION 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000.000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of majority in Principal Amount at Maturity of the Outstanding Securities, delivered to the Trustee and to the Company.

     (d) If at any time:

          (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or

          (iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

     then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Principal Amount at Maturity of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     SECTION 6.13. Preferential Collection of Claims Against. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                   ARTICLE 7
                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

     SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee

          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

     SECTION 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     SECTION 7.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than January 31 in each calendar year, commencing in January 2001.

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

     SECTION 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. In the event the Company is not subject to
Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE 8
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (i) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article.

     SECTION 8.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 9
                            SUPPLEMENTAL INDENTURES

     SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (c) to add any additional Events of Default for the benefit of the Holders; or

          (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (d) shall not adversely affect the interests of the Holders in any material respect.

     SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount at Maturity of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (i) make any change in the manner or rate of accrual in connection with Original Issue Discount, reduce the yield to maturity referred to in the Securities, reduce the rate of interest referred to in Section 12.01 upon the occurrence of a Tax Event, or extend the time for payment of interest, if any, on any Security;

          (ii) reduce the Principal Amount at Maturity, Restated Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

          (iii) reduce the Redemption Price, Purchase Price or Fundamental Change Repurchase Price of any Security;

          (iv) make any Security payable in money or securities other than that stated in the Security;

          (v) make any change that adversely affects the right to convert any Security; or

          (vi) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture; or

          (vii) reduce the percentage in Principal Amount at Maturity of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (viii) modify any of the provisions of this Section, Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

     SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE 10
                                   COVENANTS

     SECTION 10.01. Payments. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture.

     SECTION 10.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     SECTION 10.03. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     SECTION 10.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     SECTION 10.05. Existence. Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 10.06. Reports and Delivery of Certain Information. Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the Holders of the Securities (i) all quarterly and annual financial information that is substantially equivalent to that which would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that are substantially equivalent to that which would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. So long as any of the Securities remain Outstanding, the Company shall make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until the earlier of (a) such time as the Holders thereof have disposed of such Securities pursuant to an effective Resale Registration Statement under the Securities Act and (b) July 12, 2002.

     SECTION 10.07. Resale of Certain Securities. During the period beginning on the Issue Date and ending on the date that is two years from the Issue Date, the Company shall not, and shall not permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

     SECTION 10.08. Book-Entry System. If the Securities cease to trade in the Depositary's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.

     SECTION 10.09. Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE 11
                            REDEMPTION AND PURCHASES

     SECTION 11.01. Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of the Securities and the Indenture. If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this
Section 11.01 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

     SECTION 11.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Securities not previously called for redemption.

     Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     SECTION 11.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the Conversion Rate;

          (4) the name and address of the Paying Agent and Conversion Agent;

          (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

          (6) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

          (7) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

          (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

          (9) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount on Securities called for redemption, or interest, if any, will cease to accrue on and after the Redemption Date; and

          (10) the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the proposed date of mailing of such notice of redemption.

     SECTION 11.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

     SECTION 11.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City Time), on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, not required for that purpose because of conversion of Securities pursuant to Article 13. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

     SECTION 11.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

     SECTION 11.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 11, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 13) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

     SECTION 11.08. Purchase of Securities at Option of the Holder.

     (a) General. Securities shall be purchased by the Company pursuant to the terms thereof as of July 12, 2003, July 12, 2008 and July 12, 2013 (each, a "Purchase Date"), at the purchase price of $531.74 per $1,000 of Principal Amount at Maturity as of July 12, 2003, $640.29 per $1,000 of Principal Amount at Maturity as of July 12, 2008 and $771.00 per $1,000 of Principal Amount at Maturity as of July 12, 2013 (each, a "Purchase Price", as applicable), at the option of the Holder thereof, upon:

     (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice"), substantially in the form of Exhibit B hereto, at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

          (A) the certificate number of the Security which the Holder will deliver to be purchased,

          (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof,

          (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture, and

          (D) in the event the Company elects, pursuant to Section 11.08(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 11.08(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

     (2) delivery of such Security to the Paying Agent for cancellation prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 11.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

     If a Holder, in such Holder's Purchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 11.08(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

     The Company shall purchase from the Holder thereof, pursuant to this
Section 11.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 11.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 11.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b) Company's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 11.08(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 11.08(c) and
(d). The Company shall designate, in the Company Notice delivered pursuant to
Section 11.08(e), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this

Section 11.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in
Section 11.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 11.08(b) or pursuant to Section 11.08(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

     If the Company elects to pay all or part of the Purchase Price in Common Stock, the portion of accrued Original Issue Discount (or interest if the Company has exercised its option to convert the Securities into semi-annual coupon notes) attributable to the period from the Issue Date (or, if the Company has exercised the option to convert the Securities into semi-annual coupon notes, the later of (x) the date of such exercise, and (y) the date on which interest was last paid) through the Purchase Date with respect to the surrendered Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Security being purchased pursuant to the terms hereof; and such cash and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option to convert the Securities into semi-annual coupon notes) accrued through the Purchase Date, and the balance, if any, of such cash and the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

     At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company,

          (ii) the information required by Section 11.08(e),

          (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 11.08(d) have been or will be complied with, and

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section 11.08(e).

     (c) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 11.08(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities.

     (d) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 11.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

     The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

     The Company's right to exercise its election to purchase the Securities pursuant to Section 11.08 through the issuance of shares of Common Stock shall be conditioned upon:

     (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

     (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act or the Exchange Act, in each case if required;

     (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

     (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above has been satisfied.

     Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each trading day during the period during which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 11.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

     The "Market Price" means the average of the Sale Prices of the Common Stock for the five trading day period ending on (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to) the third Business Day prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, of any event described in
Section 13.06, 13.07 or 13.08; subject, however, to the conditions set forth in Sections 13.09 and 13.10.

     The "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

     (e) Notice of Election. The Company's notice of election to pay the Purchase Price with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided herein (the "Company Notice"). The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date"). The Company Notice shall state the manner of payment elected and shall contain the following information:

     In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

     (1) state that each Holder will receive Common Stock in respect of the specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

     (2) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock;

     (3) set forth the method of calculating the Market Price of the Common Stock; and

     (4) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

     In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

     (i) the Purchase Price and the Conversion Rate applicable on the Company Notice Date;

     (ii) the name and address of the Paying Agent and the Conversion Agent;

     (iii) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 13 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (iv) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

     (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

     (vi) the procedures the Holder must follow to exercise rights under
     Section 11.08 and a brief description of those rights;

     (vii) briefly, the conversion rights of the Securities;

     (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 11.08(a)(1)(D) or Section 11.10);

     (ix) that, unless the Company defaults in making payment of such Purchase Price, Original Issue Discount on Securities covered by any Purchase Notice, or interest, if any, will cease to accrue on and after the Purchase Date; and

     (x) the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 11.08(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 11.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this
Section 11.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Stock Transfer Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 11.08(d), no payment or adjustment will be made for dividends on any Common Stock delivered in payment of the Purchase Price the record date for which occurred on or prior to the Purchase Date.

     (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum that the Company deems to be sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

     SECTION 11.09. Repurchase of Securities at Option of the Holder upon Fundamental Change.

     (a) General. If prior to July 12, 2003 there shall have occurred a Fundamental Change, Securities shall be purchased by the Company, at a purchase price specified in the Securities (the "Fundamental Change Repurchase Price"), as of a date that is not less than 60 Business Days nor more than 90 Business Days after the occurrence of the Fundamental Change (the "Fundamental Change Repurchase Date"), at the option of the Holder thereof, upon:

     (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Fundamental Change Repurchase Notice"), substantially in the form of Exhibit C hereto, at any time from the opening of business on the date that is at least 20 Business Days prior to a Fundamental Change Repurchase Date until the close of business on such Fundamental Change Repurchase Date stating:

          (A) the certificate number of the Security which the Holder will deliver to be purchased,

          (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof,

          (C) that such Security shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture, and

          (D) in the event the Company elects, pursuant to Section 11.09(b), to pay the Fundamental Change Repurchase Price to be paid as of such Fundamental Change Repurchase Date, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price in Common Stock is not satisfied prior to the close of business on such Fundamental Change Repurchase Date, as set forth in Section 11.09(d), whether such Holder elects (i) to withdraw such Fundamental Change Repurchase Notice as to some or all of the Securities to which such Fundamental Change Repurchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Fundamental Change Repurchase Price for all Securities (or portions thereof) to which such Fundamental Change Repurchase Notice relates; and

     (2) delivery of such Security to the Paying Agent for cancellation prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

     If a Holder, in such Holder's Fundamental Change Repurchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 11.09(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Fundamental Change Repurchase Price for all Securities subject to such Fundamental Change Repurchase Notice in the circumstances set forth in such clause (D).

     The Company shall purchase from the Holder thereof, pursuant to this
Section 11.09, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 11.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this
Section 11.09(a) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

     A "Fundamental Change" shall be deemed to have occurred at such time as any of the following events shall occur:

          (i) the Company consolidates or merges with another Person (other than a Subsidiary);

          (ii) the Company sells, conveys, transfers or leases its properties and assets substantially as an entirety to any Person (other than a Subsidiary);

          (iii) any Person (other than a Subsidiary) consolidates with or merges with or into the Company; or

          (iv) the Company's Common Stock is reclassified into, exchanged for or converted into the right to receive any other property or security;

     provided, that none of these circumstances will be a Fundamental Change if at least 50% of the aggregate fair market value (as determined by the Company's Board of Directors) of such property and securities, other than cash payments for fractional shares, consists of shares of voting Common Stock of the surviving Person that are, or upon issuance will be, traded on the London, Toronto or another internationally recognized securities exchange or a United States national securities exchange or approved for trading on an established over-the-counter trading market in the United States.

     (b) Company's Right to Elect Manner of Payment of Fundamental Change Repurchase Price. The Securities to be purchased pursuant to Section 11.09(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in Sections 11.09(c) and (d). The Company shall designate, in the Fundamental Change Company Notice delivered pursuant to Section 11.09(e), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Fundamental Change Repurchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this
Section 11.09 shall receive the same percentage of cash or Common Stock in payment of the Fundamental Change Repurchase Price for such Securities, except
(i) as provided in Section 11.09(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Fundamental Change Company Notice to Securityholders except pursuant to this Section 11.09(b) or pursuant to Section 11.09(d) in the event of a failure to satisfy, prior to the close of business on the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price, in whole or in part, in Common Stock.

     If the Company elects to pay all or part of the Fundamental Change Repurchase Price in Common Stock, the portion of accrued Original Issue Discount (or interest if the Company has exercised its option to convert the Securities into semi-annual coupon notes) attributable to the period from the Issue Date (or, if the Company has exercised the option to convert the Securities into semi-annual coupon notes, the later of (x) the date of such exercise, and (y) the date on which interest was last paid) through the Fundamental Change Repurchase Date, as the case may be, with respect to the surrendered Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Security being purchased pursuant to the terms hereof; and such cash, if any, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option to convert the Securities into semi-annual coupon notes) accrued through the Fundamental Change Repurchase Date, and the balance, if any, of such cash or the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

     At least three Business Days before the Fundamental Change Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

     (i) the manner of payment selected by the Company,

     (ii) the information required by Section 11.09(e),

     (iii) if the Company elects to pay the Fundamental Change Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 11.09(d) have been or will be complied with, and

     (iv) whether the Company desires the Trustee to give the Fundamental Change Company Notice required by Section 11.09(e).

     (c) Purchase with Cash. On each Fundamental Change Repurchase Date, at the option of the Company, the Fundamental Change Repurchase Price of Securities in respect of which a Fundamental Change Repurchase Notice pursuant to Section 11.09(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Fundamental Change Repurchase Price of such Securities.

     (d) Payment by Issuance of Common Stock. On each Fundamental Change Repurchase Date, at the option of the Company, the Fundamental Change Repurchase Price of Securities in respect of which a Fundamental Change Repurchase Notice pursuant to Section 11.09(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Repurchase Price of such Securities in cash by (ii)
0.975 times the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

     The Company will not issue a fractional share of Common Stock in payment of the Fundamental Change Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

     The Company's right to exercise its election to purchase the Securities pursuant to Section 11.09 through the issuance of shares of Common Stock shall be conditioned upon:

     (i) the Company's not having given its Fundamental Change Company Notice of an election to pay entirely in cash and its giving of timely Fundamental Change Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

     (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Fundamental Change Repurchase Price under the Securities Act or the Exchange Act, in each case if required;

     (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

     (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above has been satisfied.

     Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities and the Sale Price of a share of Common Stock on each trading day during the period during which the Market Price is calculated. The Company may pay the Fundamental Change Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Fundamental Change Repurchase Date and the Company has elected to purchase the Securities pursuant to this Section 11.09 through the issuance of shares of Common Stock, the Company shall pay the entire Fundamental Change Repurchase Price of the Securities of such Holder or Holders in cash.

     (e) Notice of Fundamental Change and Company Election. Within 30 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of Fundamental Change (the "Fundamental Change Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Fundamental Change Company Notice shall disclose the Company's election to repurchase with cash or Common Stock or any combination thereof in the manner provided herein. The Fundamental Change Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Fundamental Change Repurchase Date (the "Fundamental Change Company Notice Date"). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Securityholder and shall state:

     (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

     (2) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 11.09 must be given;

     (3) the Fundamental Change Repurchase Date;

     (4) the Fundamental Change Repurchase Price;

     (5) the name and address of the Paying Agent and the Conversion Agent;

     (6) the Conversion Rate applicable on the Fundamental Change Company Notice Date and any adjustments thereto;

     (7) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article 13 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (8) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

     (9) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security as described in (8);

     (10) briefly, the procedures the Holder must follow to exercise rights under this Section 11.09;

     (11) briefly, the conversion rights of the Securities;

     (12) the procedures for withdrawing a Fundamental Change Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 11.09(a)(1)(D) or Section 11.10);

     (13) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, Original Issue Discount on Securities covered by any Fundamental Change Repurchase Notice, or interest, if any, will cease to accrue on and after the Fundamental Change Repurchase Date; and

     (14) the CUSIP number of the Securities.

     In the event the Company has elected to pay the Fundamental Change Repurchase Price (or a specified percentage thereof) with Common Stock, the Fundamental Change Company Notice also shall:

     (1) state that each Holder will receive Common Stock in respect of the specified percentage of the Fundamental Change Repurchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

     (2) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Repurchase Price of such Securities in cash by (ii) 0.975 times the Market Price of a share of Common Stock;

     (3) set forth the method of calculating the Market Price of the Common Stock; and

     (4) state that because the Market Price of Common Stock will be determined prior to the Fundamental Change Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Fundamental Change Repurchase Date.

     At the Company's request, the Trustee shall give such Fundamental Change Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

     (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 11.09(c) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 11.11, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be purchased pursuant to this Section 11.09. As soon as practicable after the Fundamental Change Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Stock Transfer Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Fundamental Change Repurchase Price. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Fundamental Change Repurchase Date. Subject to Section 11.09(d), no payment or adjustment will be made for dividends on any Common Stock delivered in payment of the Fundamental Change Repurchase Price the record date for which occurred on or prior to the Fundamental Change Repurchase Date.

     (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. Nothing herein shall preclude any income tax withholding required by law or regulations.

     SECTION 11.10. Effect of Purchase Notice or Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Repurchase Notice specified in Section 11.08(a) or Section 11.09(a), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change

Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 11.08(a) or Section 11.09(a), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 11.08(a) or
Section 11.09(a), as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 13 hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying:

     (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

     (2) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

     (3) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for purchase or repurchase by the Company.

     A written notice of withdrawal of a Purchase Notice or Fundamental Change Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice or Fundamental Change Repurchase Notice pursuant to the terms of Section 11.08(a)(1)(D) or 11.09(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 11.08(a)(1)(D) or 11.09(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

     There shall be no purchase of any Securities pursuant to Section 11.08 or
11.09 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Fundamental Change Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 11.11. Deposit of Purchase Price or Fundamental Change Repurchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the cash portion of the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be, and shall instruct the Stock Transfer Agent to deliver the number of full shares of Common Stock issuable in payment of the remaining portion of the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash or deliveries of Common Stock made pursuant to this Section.

     SECTION 11.12. Securities Purchased or Repurchased in Part. Any Security which is to be purchased or repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

     SECTION 11.13. Covenant to Comply With Securities Laws Upon Purchase or Repurchase of Securities. In connection with any offer to purchase or repurchase or purchase or repurchase of Securities under Section 11.08 or 11.09 hereof (provided that such offer or purchase or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 11.08 and 11.09 to be exercised in the time and in the manner specified in Sections 11.08 and 11.09.

     SECTION 11.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.11 exceeds the cash portion of the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be, then on the Business Day following the Purchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company.

                                  ARTICLE 12
                          SPECIAL TAX EVENT CONVERSION

     SECTION 12.01. Optional Conversion to Semi-annual Coupon Note Upon Tax Event. From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises its option set forth in this Section 12.01, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.75% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semi-annually on January 12 and July 12 of each year (each an "Interest Payment Date") to holders of record at the close of business on December 29 or June 28 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Securities. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Security. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to semi-annual coupon notes.

     SECTION 12.02. Payment of Interest; Interest Rights Preserved. (a) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the Holder located inside the United States, provided that with respect to any Holder, such Holder shall have furnished to the Paying Agent all required wire payment instructions no later than the related Regular Record Date, or if no such instructions have been furnished, by check payable to such Holder. In the case of a permanent Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede &

Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

     (b) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following on any Interest Payment Date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to this Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

     (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                  ARTICLE 13
                                  CONVERSION

     SECTION 13.01. Conversion Privilege. A Holder of a Security may convert such Security into Common Stock at any time during the period stated in the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in the Securities, subject to adjustment as herein set forth.

     A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     "Average Quoted Price" means the average of the Sale Prices of the Common Stock for the shorter of

     (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

     (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or
     (b) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days), or

     (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 13.06(4), 13.07 or
     13.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).

     In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto), with respect to a dividend, subdivision, combination or reclassification to which
Section 13.06(1), (2), (3) or (5) applies, occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

     "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 13.07 or 13.08 applies and
(ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

     SECTION 13.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements set forth in the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 13.03. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security and such Security shall be cancelled and no longer Outstanding.

     No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 13. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 12.01) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 12.01, the later of
(x) the date of such exercise and (y) the date on which interest was last paid) of the Security through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 12.01) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

     If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

     If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

     SECTION 13.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Average Quoted Price by the fractional amount and rounding the product to the nearest whole cent.

     SECTION 13.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum that the Company deems to be sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     SECTION 13.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 13, and from time to time as may be necessary, reserve out of its authorized but unissued or treasury Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

     All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, including the addition of any and all restrictive legends that are required to appear on the face of the Common Stock, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     SECTION 13.06. Adjustment for Change In Capital Stock. If, after the Issue Date of the Securities, the Company:

     (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

     (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

     (3) combines its outstanding shares of Common Stock into a smaller number of shares;

     (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

     (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

     then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 13 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 13.

     SECTION 13.07. Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 13.07, in accordance with the formula

                    R'  =  R  x       (O + N)
                                 ------------------
                                  (O + (N x P)/M)

     where:

     R' = the adjusted Conversion Rate.

     R = the current Conversion Rate.

     O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 13.07 is being applied.

     N = the number of additional shares of Common Stock offered pursuant to the distribution.

     P = the offering price per share of the additional shares.

     M = the Average Quoted Price, minus, in the case of (i) a distribution to which Section 13.06(4) applies or (ii) a distribution to which Section 13.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 13.07 applies and
(y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 13.07 applies, the fair market value (on the record date for the distribution to which this Section 13.07 applies) of the

          (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 13.06(4) distribution and

          (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 13.08 distribution.

     The Board of Directors shall determine fair market values for the purposes of this Section 13.07.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 13.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

     No adjustment shall be made under this Section 13.07 if the application of the formula stated above in this Section 13.07 would result in a value of R' that is equal to or less than the value of R.

     SECTION 13.08. Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 13.06 and distributions of rights, warrants or options referred to in Section 13.07 and
(y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 13.08, in accordance with the formula:

                           R'  =  R x M
                                  -----
                                   M-F


where:

     R' = the adjusted Conversion Rate.

     R = the current Conversion Rate.

     M = the Average Quoted Price, minus, in the case of a distribution to which Section 11.06(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 13.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 13.08 applies, the fair market value (on the record date for the distribution to which this Section 13.08 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 13.06(4) distribution.

     F = the fair market value (on the record date for the distribution to which this Section 13.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 13.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     The Board of Directors shall determine fair market values for the purposes of this Section 13.08.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 13.08 applies.

     For purposes of this Section 13.08, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item
(i) below. For purposes of item (i) below, the "Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

     (i) If, upon the date prior to the Ex-Dividend Time with respect a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 10% of the Sale Price of the Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 13.08, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 13.08.

     In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 13.06.

     In the event that, with respect to any distribution to which this Section
13.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 13.08 shall not be made and in lieu thereof the provisions of Section 13.14 shall apply to such distribution.

     SECTION 13.09. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article 13 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

     SECTION 13.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 13.06, 13.07, 13.08 or 13.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

     No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     To the extent the Securities become convertible pursuant to this Article 13 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     SECTION 13.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     SECTION 13.12. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

     A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 13.06, 13.07 or 13.08.

     SECTION 13.13. Notice of Certain Transactions. If:

     (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 13.06, 13.07 or 13.08 (unless no adjustment is to occur pursuant to Section 13.10); or

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 13.14; or

     (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 13.14. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 8.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto;

and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article
13. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

     If this Section applies, neither Section 13.06 nor Section 13.07 applies.

     If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 13.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 13.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

     SECTION 13.15. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 13.03, 13.06, 13.07, 13.08, 13.09, 13.10, 13.14 or 13.17 is conclusive.

     SECTION 13.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 13 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 13.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 13. Each Conversion Agent shall have the same protection under this
Section 13.16 as the Trustee.

     SECTION 13.17. Simultaneous Adjustments. In the event that this Article 13 requires adjustments to the Conversion Rate under more than one of Sections 13.06(4), 13.07 or 13.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 13.06, second, the provisions of Section 13.08 and, third, the provisions of Section 13.07.

     SECTION 13.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 13, any subsequent event requiring an adjustment under this Article 13 shall cause an adjustment to the Conversion Rate as so adjusted.

     SECTION 13.19. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 13 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 13, there shall not be any adjustment to the Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

             -----------------------------------------------------

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                          AVON PRODUCTS, INC.


                                          By /s/ Dennis Ling
                                            -------------------------------


                                          THE CHASE MANHATTAN BANK,
                                                   as Trustee


                                          By /s/ Kathleen Perry
                                            -------------------------------

                                                                      EXHIBIT A

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                          ---------------, ----

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention: Capital Market Fiduciary Services

     Re: Avon Products, Inc. (the Company")
         Zero Coupon Convertible Senior Notes due 2020 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed sale of $____ aggregate Principal Amount at Maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          1. the offer of the Notes was not made to a Person in the United
     States;

          2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

          5. We have advised the transferee of the transfer restrictions applicable to the Notes.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party, in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                        Very truly yours,

                                        [Name of Transferor]

                                        By
                                          -------------------------------
                                          Authorized Signature

                                                                      EXHIBIT B

                            Form of Purchase Notice


                                                          ---------------, ----

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention: Capital Market Fiduciary Services

     Re: Avon Products, Inc. (the "Company")
         Zero Coupon Convertible Senior Notes due 2020

     This is a Purchase Notice as defined in Section 11.08 of the Indenture dated as of July 12, 2000 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:   _____________________________

I intend to deliver the following aggregate Principal Amount of Maturity of Securities for purchase by the Company pursuant to Section 11.08 of the Indenture (in multiples of $1,000):

$_____________________________

     I hereby agree that the Securities will be purchased as of the Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

     In the event that the Company elects, pursuant to Section 11.08(b) of the Indenture, to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on the Purchase Date, I elect (check one):

[ ] (1) to withdraw this Purchase Notice as to all of the Securities to which it relates;

[ ] (2) to withdraw this Purchase Notice as to $___________________ Principal Amount of Securities (Certificate No(s). ____________________); or

[ ] (3) to receive cash in respect of the entire Purchase Price for all Securities or portions thereof to which this Purchase Notice relates.


                                          Signed:  ________________________

                                                                      EXHIBIT C

                  Form of Fundamental Change Repurchase Notice


                                                          ---------------, ----

The Chase Manhattan Bank
450 West 33rd Street
New York, New York 10001
Attention: Capital Market Fiduciary Services

     Re: Avon Products, Inc. (the "Company")
         Zero Coupon Convertible Senior Notes due 2020

     This is a Fundamental Change Repurchase Notice as defined in Section 11.09 of the Indenture dated as of July 12, 2000 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:   _____________________________

I intend to deliver the following aggregate Principal Amount of Maturity of Securities for purchase by the Company pursuant to Section 11.09 of the Indenture (in multiples of $1,000):

$________________________________

     I hereby agree that the Securities will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

     In the event that the Company elects, pursuant to Section 11.09(b) of the Indenture, to pay the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Repurchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price in Common Stock is not satisfied prior to the close of business on the Fundamental Change Repurchase Date, I elect (check one):

[ ] (1) to withdraw this Fundamental Change Repurchase Notice as to all of the Securities to which it ;

[ ] (2) to withdraw this Fundamental Change Repurchase Notice as to $___________________ Principal Amount of Securities (Certificate No(s). ____________________); or

[ ] (3) to receive cash in respect of the entire Fundamental Change Repurchase Price for all Securities or portions thereof to which this Fundamental Change Repurchase Notice relates.


                                            Signed:  ________________________

                               TABLE OF CONTENTS
                               -----------------
                                                                           Page
                                   ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions ..............................................    1

Section 1.02.  Compliance Certificates and Opinions......................    9

Section 1.03.  Form of Documents Delivered to Trustee ...................    9

Section 1.04.  Acts of Holders; Record Dates ............................   10

Section 1.05.  Notices, Etc., to Trustee and Company ....................   11

Section 1.06.  Notice to Holders; Waiver ................................   11

Section 1.07.  Conflict with Trust Indenture Act ........................   11

Section 1.08.  Effect of Headings and Table of Contents .................   11

Section 1.09.  Successors and Assigns ...................................   12

Section 1.10.  Separability Clause ......................................   12

Section 1.11.  Benefits of Indenture ....................................   12

Section 1.12.  Governing Law ............................................   12

Section 1.13.  Legal Holiday ............................................   12

                                   ARTICLE 2

                                 SECURITY FORMS

Section 2.01.  Forms Generally ..........................................   12

Section 2.02.  Form of Face of Security .................................   13

Section 2.03.  Form of Reverse of Security ..............................   15

Section 2.04.  Form of Trustee's Certificate of Authentication ..........   26

Section 2.05.  Legend on Restricted Securities ..........................   26

                                   ARTICLE 3

                                 THE SECURITIES

Section 3.01.  Title and Terms ..........................................   26

Section 3.02.  Denominations ............................................   27

Section 3.03.  Execution, Authentication, Delivery and Dating ...........   27

Section 3.04.  Temporary Securities .....................................   27

Section 3.05.  Registration; Registration of Transfer and
               Exchange; Restrictions on Transfer .......................   28

Section 3.06.  Mutilated, Destroyed, Lost and Stolen Securities .........   30

Section 3.07.  Persons Deemed Owners ....................................   30

Section 3.08.  Book-entry Provisions for Global Securities ..............   30

Section 3.09.  Cancellation .............................................   32

Section 3.10.  Special Transfer Provisions ..............................   32

                                   ARTICLE 4

                           SATISFACTION AND DISCHARGE

Section 4.01.  Satisfaction and Discharge of Indenture ..................   34

Section 4.02.  Application of Trust Money ...............................   34

                                   ARTICLE 5

                                    REMEDIES

Section 5.01.  Events of Default ........................................   35

Section 5.02.  Acceleration of Maturity; Rescission and Annulment .......   36

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by
               Trustee ..................................................   37

Section 5.04.  Trustee May File Proofs of Claim .........................   37

Section 5.05.  Trustee May Enforce Claims Without Possession of
               Securities ...............................................   38

Section 5.06.  Application of Money Collected ...........................   38

Section 5.07.  Limitation on Suits ......................................   38

Section 5.08.  Unconditional Right of Holders to Receive Payment ........   39

Section 5.09.  Restoration of Rights and Remedies .......................   39

Section 5.10.  Rights and Remedies Cumulative ...........................   39

Section 5.11.  Delay or Omission Not Waiver .............................   39

Section 5.12.  Control by Holders .......................................   39

Section 5.13.  Waiver of Past Defaults ..................................   40

Section 5.14.  Undertaking for Costs ....................................   40

Section 5.15.  Waiver of Stay or Extension Laws .........................   40

                                   ARTICLE 6

                                  THE TRUSTEE

Section 6.01.  Certain Duties and Responsibilities ......................   41

Section 6.02.  Notice of Defaults .......................................   41

Section 6.03.  Certain Rights of Trustee ................................   41

Section 6.04.  Not Responsible for Recitals .............................   42

Section 6.05.  May Hold Securities ......................................   42

Section 6.06.  Money Held in Trust ......................................   42

Section 6.07.  Compensation and Reimbursement ...........................   42

Section 6.08.  Disqualification; Conflicting Interests ..................   43

Section 6.09.  Corporate Trustee Required; Eligibility ..................   43

Section 6.10.  Resignation and Removal; Appointment of
               Successor ................................................   43

Section 6.11.  Acceptance of Appointment by Successor ...................   45

Section 6.12.  Merger, Conversion, Consolidation or Succession to
               Business .................................................   45

Section 6.13.  Preferential Collection of Claims Against ................   45

                                   ARTICLE 7

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 7.01.  Company to Furnish Trustee Names and Addresses of
               Holders ..................................................   45

Section 7.02.  Preservation of Information; Communications to Holders ...   46

Section 7.03.  Reports by Trustee .......................................   46

Section 7.04.  Reports by Company .......................................   46

                                   ARTICLE 8

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Company May Consolidate, Etc., Only on Certain Terms .....   47

Section 8.02.  Successor Substituted ....................................   47

                                   ARTICLE 9

                            SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Indentures Without Consent of Holders .......   48

Section 9.02.  Supplemental Indentures with Consent of Holders ..........   48

Section 9.03.  Execution of Supplemental Indentures .....................   49

Section 9.04.  Effect of Supplemental Indentures ........................   49

Section 9.05.  Conformity with Trust Indenture Act ......................   49

Section 9.06.  Reference in Securities to Supplemental
               Indentures ...............................................   49

                                   ARTICLE 10

                                   COVENANTS

Section 10.01. Payments .................................................   50

Section 10.02. Maintenance of Office or Agency ..........................   50

Section 10.03. Money for Security Payments to Be Held in Trust ..........   50

Section 10.04. Statement by Officers as to Default ......................   51

Section 10.05. Existence ................................................   51

Section 10.06. Reports and Delivery of Certain Information ..............   51

Section 10.07. Resale of Certain Securities .............................   52

Section 10.08. Book-Entry System ........................................   52

Section 10.09. Calculation of Original Issue Discount ...................   52

                                   ARTICLE 11

                            REDEMPTION AND PURCHASES

Section 11.01. Right to Redeem; Notices to Trustee ......................   52

Section 11.02. Selection of Securities to Be Redeemed ...................   53

Section 11.03. Notice of Redemption .....................................   53

Section 11.04. Effect of Notice of Redemption ...........................   54

Section 11.05. Deposit of Redemption Price...............................   54

Section 11.06. Securities Redeemed in Part...............................   54

Section 11.07. Conversion Arrangement on Call for Redemption.............   54

Section 11.08. Purchase of Securities at Option of the Holder............   55

Section 11.09. Repurchase of Securities at Option of the Holder
               upon Fundamental Change...................................   61

Section 11.10. Effect of Purchase Notice or Fundamental Change
               Repurchase Notice.........................................   68

Section 11.11. Deposit of Purchase Price or Fundamental Change
               Repurchase Price..........................................   70

Section 11.12. Securities Purchased or Repurschased in Part..............   70

Section 11.13. Covenant to Comply With Securities Laws Upon Purchase
               or Repurchase of Securities...............................   70

Section 11.14. Repayment to the Company..................................   70

                                   ARTICLE 12

                          SPECIAL TAX EVENT CONVERSION

Section 12.01. Optional Conversion to Semi-annual Coupon Note Upon Tax
               Event.....................................................   71

Section 12.02. Payment of Interest; Interest Rights Preserved............   71

                                   ARTICLE 13

                                   CONVERSION

Section 13.01. Conversion Privilege.......................................  73

Section 13.02. Conversion Procedure.......................................  74

Section 13.03. Fractional Shares..........................................  75

Section 13.04. Taxes on Conversion........................................  75

Section 13.05. Company to Provide Stock...................................  75

Section 13.06. Adjustment for Change In Capital Stock.....................  75

Section 13.07. Adjustment for Rights Issue................................  76

Section 13.08. Adjustment for Other Distributions.........................  77

Section 13.09. When Adjustment May Be Deferred............................  79

Section 13.10. When No Adjustment Required................................  79

Section 13.11. Notice of Adjustment.......................................  79

Section 13.12. Voluntary Increase.........................................  80

Section 13.13. Notice of Certain Transactions.............................  80

Section 13.14. Reorganization of Company; Special Distributions...........  80

Section 13.15. Company Determination Final................................  81

Section 13.16. Trustee's Adjustment Disclaimer............................  81

Section 13.17. Simultaneous Adjustments...................................  81

Section 13.18. Successive Adjustments.....................................  81

Section 13.19. Rights Issued in Respect of Common Stock Issued Upon
               Conversion.................................................  81


Exhibit A - Form of Certificate to be Delivered in Connection with
            Transfers Pursuant to Regulation S

Exhibit B - Form of Purchase Notice

Exhibit C - Form of Fundamental Change Repurchase Notice

-------------------------------------------------------------------------------


                              AVON PRODUCTS, INC.

                                   as Issuer



                                      AND




                            THE CHASE MANHATTAN BANK

                                   as Trustee

                              --------------------

                                   Indenture

                           Dated as of July 12, 2000

                              -------------------




                   $735,820,000 Principal Amount at Maturity

                 Zero Coupon Convertible Senior Notes due 2020


-------------------------------------------------------------------------------

                     .....................................

                 Certain Sections of this Indenture relating to
                        Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                                     Indenture
  Act Section                                                        Section
  -----------                                                        -------

ss.310(a)(1)             .....................................        6.09
      (a)(2)             .....................................        6.09
      (a)(3)             .....................................   Not Applicable
      (a)(4)             .....................................   Not Applicable
      (b)                .....................................        6.08
                                                                      6.10
ss.311(a)                .....................................        6.13
      (b)                .....................................        6.13
ss.312(a)                .....................................        7.01
                                                                     7.02(a)
      (b)                .....................................       7.02(b)
      (c)                .....................................       7.02(c)
ss.313(a)                .....................................       7.03(a)
      (b)                .....................................       7.03(a)
      (c)                .....................................       7.03(a)
      (d)                .....................................       7.03(b)
ss.314(a)                .....................................        7.04
      (b)                .....................................   Not Applicable
      (c)(1)             .....................................        1.02
      (c)(2)             .....................................        1.02
      (c)(3)             .....................................   Not Applicable
      (d)                .....................................   Not Applicable
      (e)                .....................................        1.02
ss.315(a)                .....................................        6.01
      (b)                .....................................        6.02
      (c)                .....................................        6.01
      (d)                .....................................        6.01
      (e)                .....................................        5.14
ss.316(a)(1)(A)          .....................................        5.12
      (a)(1)(B)          .....................................        5.13
      (a)(2)             .....................................   Not Applicable
      (b)                .....................................        5.08
      (c)                .....................................       1.04(c)

Trust Indenture                                                     Indenture
  Act Section                                                        Section
  -----------                                                        -------
ss.317(a)(1)             .....................................       5.03
      (a)(2)             .....................................       5.04
      (b)                .....................................       10.03
ss.318(a)                .....................................       1.07

---------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.


                                      ii